UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 4, 2013

HASTINGS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Texas	000-24381	75-1386375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 Plains Blvd.

Amarillo, Texas 79102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (806) 351-2300

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HASTINGS ENTERTAINMENT, INC.

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 4, 2013, Hastings Entertainment, Inc. (the “Company”) entered into a second amendment (the “Second Amendment”) to the Amended and Restated Loan and Security Agreement with Bank of America, N.A., acting in its capacity as agent for various lenders identified therein (the “Agreement”).

The Second Amendment extends the maturity date of the Agreement from July 22, 2014 to January 4, 2017. There are no other changes to the terms or conditions of the Agreement.

The foregoing description of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Amendment to Amended and Restated Loan and Security Agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On January 7, 2013, the Company issued the press release attached hereto as Exhibit 99.1, in which the Company announced the execution of the Second Amendment.

Item 9.01. Financial Statements and Exhibits

10.1	Second Amendment to Amended and Restated Loan and Security Agreement, dated as of January 4, 2013, by and between Hastings Entertainment, Inc. and Bank of America, N.A., acting in its capacity as agent for various lenders identified therein.

99.1	Press Release issued by Hastings Entertainment, Inc. dated January 7, 2013.

HASTINGS ENTERTAINMENT, INC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2013	Hastings Entertainment, Inc.
(Registrant)

	By:	/s/ Dan Crow
Dan Crow
Vice President,
Chief Financial Officer
(Principal Financial and Accounting Officer)

HASTINGS ENTERTAINMENT, INC.

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Loan and Security Agreement, dated as of January 4, 2013, by and between Hastings Entertainment, Inc. and Bank of America, N.A., acting in its capacity as agent for various lenders identified therein.

99.1	Press Release issued by Hastings Entertainment, Inc. dated January 7, 2013.